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                                  EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 600,000 common shares to be issued pursuant to the Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan for Key Employees of our reports dated July 26, 1999, issued with respect to the consolidated financial statements of Symix Systems, Inc. in its Annual Report (Form 10-K) for the year ended June 30, 1999 and with respect to the related financial statement schedule included therein, as filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP

Columbus, Ohio
November 30, 1999


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